                                                                    EXHIBIT 99.1

                                                              (ADMINISTAFF LOGO)

                                                                    News Release


INVESTOR RELATIONS CONTACT:
   Douglas S. Sharp
   Vice President and Chief Financial Officer
   (281) 348-3232
   douglas_sharp@administaff.com

NEWS MEDIA CONTACT:
   Alan Dodd
   Director, Corporate Communications
   (281) 348-3105
   alan_dodd@administaff.com


                   ADMINISTAFF ANNOUNCES FIRST QUARTER RESULTS

HOUSTON - May 3, 2004 - Administaff, Inc. (NYSE: ASF), the nation's leading Professional Employer Organization (PEO), today announced results for the first quarter ended March 31, 2004. From its continuing operations, the company reported net income and diluted earnings per share of $9.2 million and $0.33, versus a net loss and diluted net loss per share of $4.1 million and $0.15 in the 2003 period. These results include proceeds from the Aetna settlement of $8.25 million, or $5.0 million and $0.18 per share after taxes; and insurance proceeds of $1.1 million, or $666,000 and $0.02 per share after taxes, related to the reimbursement of workers' compensation claims that were paid to the state of Texas during the fourth quarter of 2003.

"We are very pleased with the overall performance of the company during the quarter," said Paul J. Sarvadi, Administaff chairman and chief executive officer. "Profitability remains strong, and we are seeing improving trends in all three areas that lead to unit growth: new sales, client retention and new hires at existing clients."

Revenues for the first quarter of 2004 increased 11.8% over the 2003 period to $252 million. During the quarter, the company experienced a 14.1%, or $139 increase in revenues per worksite employee per month to $1,123, which offset a 2.1% decrease in the average number of worksite employees paid per month.

Gross profit increased 39.1% to $50.0 million. The average gross profit per worksite employee per month increased 42.0%, or $66, to $223 in the first quarter of 2004. This increase is primarily due to a contractual change with clients enabling the company to invoice its comprehensive service fee at a higher rate earlier in the year, which more closely reflects the pattern of employer-related payroll tax costs. In addition, $1.1 million, or $5 per worksite employee per month, relates to the workers' compensation reimbursement mentioned above.



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Operating expenses for the quarter increased less than 1.0% over the 2003 period to $42.9 million. On a per worksite employee basis, operating expenses increased 2.7% to $191 per month in the 2004 period from $186 per month in the 2003 period, primarily due to the 2.1% decline in the average number of paid worksite employees per month.

Operating income for the first quarter of 2004 increased 209.1% to $7.2 million, with an average operating income per worksite employee of $32 per month compared to a loss of $29 in the 2003 period.

"Our pricing and direct cost management have been effective and resulted in strong gross profit performance," said Douglas S. Sharp, vice president of finance and chief financial officer. "With operating expenses relatively flat, we achieved operating income per worksite employee per month of $32, which is near the high end of our annual historical range."

Prior to 2004, the company's earnings pattern included losses in the first quarter, followed by improved profitability in subsequent quarters throughout the year. This pattern was due to the effects of employment-related taxes that are based on each employee's cumulative earnings up to specified wage levels, causing employment-related taxes to be highest in the first quarter and then decline over the course of the year. In the first quarter of 2004, substantially all clients were invoiced using the company's new pricing and billing system. Beginning in 2004, the historical earnings pattern will only apply to new clients enrolled after January of each year.

BUSINESS OUTLOOK

Administaff also provided its outlook for the second quarter and full year 2004.

                                                                SECOND QUARTER                 FULL YEAR
                                                                --------------           ---------------------

Average worksite employees paid per month                      77,000 - 78,000           78,500 - 80,500
Gross profit per worksite employee per month                       $200 - $204               $206 - $212(1)
Operating expenses (in millions)                                 $43.0 - $44.0           $170.5 - $174.5(1)(2)

(1) The full year gross profit per worksite employee per month and operating expense estimates reflect a change in the method of reporting the company's retirement services reimbursements. This adjustment to the previously communicated estimates of $3 per worksite employee per month and approximately $3 million, respectively, has no impact on operating income estimates.

(2) The high end of the full year operating expense range assumes a higher accrual for incentive compensation based upon achieving higher unit growth and gross profit goals.


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Administaff will be hosting a conference call today at 10 a.m. EDT to discuss these results, give guidance for the second quarter and full year 2004, and answer questions from investment analysts. To listen in, call 800-901-5213 and use passcode 54453022. The call will also be webcast at www.administaff.com. To access the webcast, click on the Investor Relations section of the website and select "Live Webcast." The conference call script will be available at the same website later today. A replay of the conference call will be available at 888-286-8010, passcode 33806037, for two weeks after the call. The webcast will be archived for one year.

Administaff is a leading personnel management company that serves as a full-service human resources department for small and medium-sized businesses throughout the United States. The company operates 38 sales offices in 21 major markets. For additional information, visit Administaff's Web site at www.administaff.com.

(Note: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Therefore, the actual results of future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) changes in general economic conditions; (ii) regulatory and tax developments, including possible adverse application of various federal, state and local regulations; (iii) changes in Administaff's direct costs and operating expenses, including, but not limited to, increases in health insurance and workers' compensation premiums and underlying claims trends, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims, changes in the costs of expanding into new markets, and failure to manage growth of Administaff's operations; (iv) the estimated costs and effectiveness of capital projects and investments in technology and infrastructure; (v) the effectiveness of Administaff's sales and marketing efforts, including the company's marketing arrangements with other companies; (vi) the effectiveness of Administaff's retirement services operation; (vii) changes in the competitive environment in the Professional Employer Organization industry; (viii) Administaff's liability for worksite employee payroll and benefits costs; and (ix) an adverse final judgment or settlement of claims against Administaff. These factors are described in further detail in Administaff's filings with the Securities and Exchange Commission.)



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                                ADMINISTAFF, INC.
                          SUMMARY FINANCIAL INFORMATION
          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND STATISTICAL DATA)


                                                                   MARCH 31,       DECEMBER 31,
                                                                     2004              2003
                                                                 ------------      ------------
                                                                  (UNAUDITED)

Assets
      Cash and cash equivalents                                  $     94,833      $    104,728
      Restricted cash                                                   5,311             4,584
      Marketable securities                                            26,174            23,989
      Accounts receivable                                              93,564            61,744
      Prepaid insurance                                                11,538            22,554
      Other current assets                                              5,510             7,468
      Deferred income taxes                                             2,533             3,423
                                                                 ------------      ------------
           Total current assets                                       239,463           228,490

      Property and equipment                                          161,935           160,993
      Accumulated depreciation                                        (86,387)          (82,224)
                                                                 ------------      ------------
           Net property and equipment                                  75,548            78,769

      Deposits                                                         51,641            39,909
      Other assets                                                        725               903
                                                                 ------------      ------------
           Total assets                                          $    367,377      $    348,071
                                                                 ============      ============

Liabilities and Stockholders' Equity
      Accounts payable                                           $      1,157      $      4,319
      Payroll taxes and other payroll deductions payable               62,048            65,310
      Accrued worksite employee payroll cost                           85,257            65,503
      Accrued health insurance costs                                    1,010             6,559
      Accrued workers' compensation costs                               6,403             5,489
      Other accrued liabilities                                        14,405            15,898
      Income taxes payable                                              6,430             7,520
      Current portion of long-term debt                                 1,875             1,860
                                                                 ------------      ------------
           Total current liabilities                                  178,585           172,458

      Long-term debt                                                   40,026            40,502
      Accrued workers' compensation costs                              14,689             7,417
      Deferred income taxes                                             4,689             5,060
                                                                 ------------      ------------
           Total noncurrent liabilities                                59,404            52,979

      Stockholders' equity:
      Common stock                                                        309               309
      Additional paid-in capital                                      101,534           101,681
      Treasury stock, cost                                            (51,135)          (48,795)
      Accumulated other comprehensive income, net of tax                    3                --
      Retained earnings                                                78,677            69,439
                                                                 ------------      ------------
           Total stockholders' equity                                 129,388           122,634
                                                                 ------------      ------------
           Total liabilities and stockholders' equity            $    367,377      $    348,071
                                                                 ============      ============


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                                ADMINISTAFF, INC.
                    SUMMARY FINANCIAL INFORMATION (CONTINUED)
          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND STATISTICAL DATA)
                                   (UNAUDITED)


                                                                       THREE MONTHS ENDED
                                                                            MARCH 31,
                                                                     2004              2003             CHANGE
                                                                 ------------      ------------      ------------

Operating results:
   Revenues (gross billings of $1.284 billion
     and $1.196 billion less worksite employee
     payroll cost of $1.032 billion and $971
     million, respectively)                                      $    252,047      $    225,520              11.8%
   Direct costs:
     Payroll taxes, benefits and workers'
       compensation costs                                             202,013           189,539               6.6%
                                                                 ------------      ------------
   Gross profit                                                        50,034            35,981              39.1%
   Operating expenses:
     Salaries, wages and payroll taxes                                 22,299            20,344               9.6%
     General and administrative expenses                               11,765            11,704               0.5%
     Commissions                                                        2,544             2,886             (11.9)%
     Advertising                                                        1,709             2,210             (22.7)%
     Depreciation and amortization                                      4,551             5,405             (15.8)%
                                                                 ------------      ------------
   Total operating expenses                                            42,868            42,549               0.7%
                                                                 ------------      ------------
   Operating income (loss)                                              7,166            (6,568)            209.1%
   Other income (expense):
      Interest income                                                     366               315              16.2%
      Interest expense                                                   (527)             (568)              7.2%
      Other, net                                                        8,264                 8                --
                                                                 ------------      ------------
   Income (loss) before income tax benefit                             15,269            (6,813)            324.1%
   Income tax expense (benefit)                                         6,031             2,691             124.1%
                                                                 ------------      ------------
   Net income (loss) from continuing operations                         9,238            (4,122)            324.1%
   Discontinued operations:
     Loss from operations of discontinued division                         --              (396)               --
     Income tax benefit                                                    --               157                --
                                                                 ------------      ------------
     Loss on discontinued operations                                       --              (239)               --
   Net income (loss)                                             $      9,238      $     (4,361)            311.8%
                                                                 ============      ============
   Diluted net income (loss) per share of common stock:
     Income (loss) from continuing operations                    $       0.33      $      (0.15)            320.0%
     Loss from discontinued operations                                     --             (0.01)               --
                                                                 ------------      ------------
     Net income (loss)                                           $       0.33      $      (0.16)            306.3%
                                                                 ============      ============
   Diluted weighted average
     common shares outstanding                                         27,588            27,427


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                                ADMINISTAFF, INC.
                    SUMMARY FINANCIAL INFORMATION (CONTINUED)
          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND STATISTICAL DATA)
                                   (UNAUDITED)


                                                                      THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                     2004             2003             CHANGE
                                                                 ------------     ------------      ------------
Statistical data:
   Average number of worksite employees paid per month                 74,792           76,425              (2.1)%
   Revenues per worksite employee per month(1)                   $      1,123     $        984              14.1%
   Gross profit per worksite employee per month                           223              157              42.0%
   Operating expenses per worksite employee per month                     191              186               2.7%
   Operating income (loss) per worksite employee per month                 32              (29)            210.3%
   Net income (loss) per worksite employee per month                       41              (19)            315.8%

(1) Gross billings of $5,724 and $5,219 per worksite employee per month, less payroll cost of $4,601 and $4,235 per worksite employee per month, respectively.


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                                ADMINISTAFF, INC.
                    SUMMARY FINANCIAL INFORMATION (CONTINUED)
          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND STATISTICAL DATA)
                                   (UNAUDITED)


                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                     2004              2003             CHANGE
                                                 ------------      ------------      ------------
GAAP to non-GAAP reconciliation:
     Payroll cost (GAAP)                         $  1,032,289      $    970,970               6.3%
     Less: Bonus payroll cost                         (97,171)          (70,446)             37.9%
                                                 ------------      ------------
         Non-bonus payroll cost                  $    935,118      $    900,524               3.8%
                                                 ============      ============

     Payroll cost per worksite
       employee (GAAP)                           $      4,601      $      4,235               8.6%
     Less: Bonus payroll cost per
       worksite employee                                 (433)             (307)             41.0%
                                                 ------------      ------------
         Non-bonus payroll cost per
            worksite employee                    $      4,168      $      3,928               6.1%
                                                 ============      ============

Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to the company's worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company's ultimate workers' compensation costs under the current program effective September 1, 2003. As a result, Administaff management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company's workers' compensation costs. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles ("GAAP") and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Administaff includes these non-GAAP financial measures in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company's current workers' compensation program. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the table above.

                                       ###